Exhibit 99.2

Cable One Announces Private Offering of $500 Million of Senior Notes

October 26, 2020 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (“Cable One” or the “Company”) today announced the commencement of a private offering (the “Offering”) of $500 million aggregate principal amount of senior notes due 2030 (the “Notes”), subject to market and other conditions.

Cable One intends to use the net proceeds of the Offering for general corporate purposes, which may include acquisitions and strategic investments, including its previously announced investment in Mega Broadband Investments Holdings LLC.

The Notes and the guarantees thereof will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering will be consummated on its proposed terms or at all.

Contacts

Trish Niemann	Steven Cochran

Senior Director, Corporate Communications	Senior Vice President and Chief Financial Officer

602-364-6372	investor_relations@cableone.biz

patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from the COVID-19 pandemic on the Company and future responses. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K, Form 10-Q for the quarterly period ended March 31, 2020 (“First Quarter 2020 Form 10-Q”) and the Form 10-Q for the quarterly period ended June 30, 2020 (the “Second Quarter 2020 10-Q” and, together with the First Quarter 2020 Form 10-Q, the “2020 Form 10-Qs”) as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on its business, financial condition, results of operations and cash flows;

●	rising levels of competition from historical and new entrants in its markets;

●	recent and future changes in technology;

●	its ability to continue to grow its business services products;

●	increases in programming costs and retransmission fees;

●	its ability to obtain hardware, software and operational support from vendors;

●	the effects of any acquisitions and strategic investments by the Company;

●
risks relating to the Company’s initial minority ownership position in Mega Broadband Investments Holdings LLC (“MBI”), including its ability to appoint only a minority of members of the board of managers of MBI, the fact that the managers of MBI will not owe the same fiduciary duties to the Company that directors of a corporation would owe to stockholders, and the limited category of transactions for which the Company’s consent will be needed under MBI’s operating agreement;

●
uncertainties related to the exercise of the call option or the put option in the MBI investment, including the Company’s ability to finance the purchase of the remaining membership interests in MBI on terms acceptable to the Company or at all;

●	risks that its rebranding may not produce the benefits expected;

●	damage to its reputation or brand image;

●	risks that the implementation of its new enterprise resource planning system disrupts business operations;

●	adverse economic conditions;

●	the integrity and security of its network and information systems;

●	the impact of possible security breaches and other disruptions, including cyber-attacks;

●	its failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;

●	its ability to retain key employees (who the Company refers to as associates);

●	legislative or regulatory efforts to impose network neutrality and other new requirements on its data services;

●	additional regulation of its video and voice services;

●	its ability to renew cable system franchises;

●	increases in pole attachment costs;

●	changes in local governmental franchising authority and broadcast carriage regulations;

●	the potential adverse effect of its level of indebtedness on its business, financial condition or results of operations and cash flows;

●	the restrictions the terms of its indebtedness place on its business and corporate actions;

●	the possibility that interest rates will rise, causing its obligations to service its variable rate indebtedness to increase significantly;

●	its ability to incur future indebtedness; and

●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K and the 2020 Form 10-Qs.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. The Company may not consummate the Offering described in this press release and, if the Offering is consummated, cannot provide any assurances regarding the final terms of the Offering or its ability to effectively apply the net proceeds as described above.